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                                                                    Exhibit 2.2

                 FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

        FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER, dated as of August 16, 1999 (this "First Amendment"), between Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation ("Parent"), Fire Acquisition Corp., a Florida corporation ("Sub"), and Vistana, Inc., a Florida corporation (the "Company").

                              W I T N E S S E T H:

                  WHEREAS, Parent, Sub and the Company have entered into that certain Agreement and Plan of Merger, dated as of July 18, 1999 (the "Agreement"), providing for the merger of the Company into Sub; and

                  WHEREAS, Parent, Sub and the Company desire to amend the Agreement in certain respects in accordance with Section 7.3 thereof.

                  NOW, THEREFORE, in consideration of the premises and of the mutual agreements set forth herein, the parties hereto agree as follows:

                  1. Section 1.5(c) of the Agreement is hereby amended by deleting the word "thousandth" in each place it appears and replacing it with the word "ten thousandth" in each place it appears.

                  2. Except as expressly set forth herein, this First Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

                  3. This Agreement may be executed in counterparts, each of which when so executed and delivered shall be deemed an original and such counterparts together shall constitute one instrument.

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                  IN WITNESS WHEREOF, Parent, Sub and the Company have caused this First Amendment to be signed by their respective officers thereunto duly authorized as of the date first written above.


                                STARWOOD HOTELS & RESORTS WORLDWIDE, INC.


                                By:    /S/ THOMAS C. JANSON, JR.
                                   ------------------------------------
                                Name:    Thomas C. Janson, Jr.
                                Title:   Executive Vice President, General
                                         Counsel and Treasurer

                                FIRE ACQUISITION CORP.



                                By:    /S/ THOMAS C. JANSON, JR.
                                   ------------------------------------
                                Name:    Thomas C. Janson, Jr.
                                Title:

                                VISTANA, INC.



                                By:    /S/ RAYMOND L. GELLEIN, JR.
                                   ------------------------------------
                                Name:    Raymond L. Gellein, Jr.
                                Title:   Co-Chief Executive Officer